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                                                                    EXHIBIT 99.1

                       PERPETUAL MIDWEST FINANCIAL, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

                                    , 1998

        The undersigned hereby appoints the Board of Directors of Perpetual Midwest Financial, Inc. (the "Company"), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of the Company which the undersigned is entitled to vote
at the Special Meeting of Stockholders (the "Meeting"), to be held on          ,
1998 at the Crowne Plaza Hotel located at 350 First Avenue, N.E., Cedar Rapids,
Iowa, at      .m, Cedar Rapids, Iowa time, and at any and all adjournments and postponements thereof, as follows:

1. To approve and adopt the Reorganization and Merger Agreement dated as of December 15, 1997, by and among Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank, and Perpetual Midwest Financial, Inc. and Perpetual Savings Bank, FSB, and to approve the merger of Perpetual Midwest Financial, Inc. with and into Commercial Federal Corporation as contemplated therein.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

        In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.


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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournment or postponement thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this Proxy, then the power of such attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of Notice of the Special Meeting, a Proxy Statement
dated        , 1998, the Company's Annual Report to Stockholders for the fiscal year ended June 30, 1997, and the Company's Form 10-Q for the quarter ended September 30, 1997.

                                        Date:
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                                              SIGNATURE OF STOCKHOLDER



                                        -------------------------------------
                                              SIGNATURE OF STOCKHOLDER


Please sign exactly as your name(s) appear(s) above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.